EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated October 30, 1998, on the consolidated financial statements of Tanisys Technology, Inc. for the year ended September 30, 1998, included in this Form 10-K, into the Company’s previously filed Registration Statement File No. 333-51394.

ARTHUR ANDERSEN LLP

Austin, Texas
December 13, 2000